Exhibit 32
Officers’ Section 1350 Certifications
The undersigned officers of Spindletop Oil & Gas Co., a Texas corporation (the “Company”), hereby certify that (i) the Company’s Annual Report on Form 10-K/A for the year ended December 31, 2007 fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934, and (ii) the information contained in the Company’s Annual Report on Form 10-K for the year ended December 31, 2007 fairly presents, in all material respects, the financial condition and results of operations of the Company, at and for the periods indicated.
Dated: November 20, 2008

/s/ Chris G. Mazzini
CHRIS G. MAZZINI
Chief Executive Officer

/s/ Robert E. Corbin
ROBERT E. CORBIN
Principal Financial and Accounting Officer